Exhibit 24

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholder and Board of Directors

Dicut, Inc.

Marietta, Georgia

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 4, 2002 on the December 12, 2001 financial statements in the Form 8-K/A, Amendment No. 1, dated February 13, 2002 of Dicut, Inc.

/s/ Marshall, Jones and Co., P.C.

Atlanta, Georgia

February 13, 2002